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                                                                     EXHIBIT 11


                             ALTRIS SOFTWARE, INC.

            STATEMENT RE COMPUTATION OF NET INCOME (LOSS) PER SHARE
                                  (Unaudited)
                                  (Restated)


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
                                                        For the three months
                                                           ended March 31,
                                                      --------------------------
                                                         1997           1996
                                                      -----------    -----------
Net loss per consolidated financial statements        $(1,600,000)   $(1,117,000)

Primary net loss per share:
Weighted average common shares                          9,565,000      9,027,000
Common stock equivalents:
 Common stock options                                           -              -
                                                      -----------    -----------
Weighted average shares outstanding                     9,565,000      9,027,000
                                                      -----------    -----------
                                                      -----------    -----------
Fully diluted net loss per share:
Weighted average common shares                          9,565,000      9,027,000
Common stock equivalents:
 Common stock options                                           -              -
                                                      -----------    -----------
Weighted average shares outstanding                     9,565,000      9,027,000
                                                      -----------    -----------
                                                      -----------    -----------
Net loss per share
 Primary                                                  $  (.17)       $  (.12)
                                                      -----------    -----------
                                                      -----------    -----------
 Fully diluted                                            $  (.17)       $  (.12)
                                                      -----------    -----------
                                                      -----------    -----------
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